EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Inhibiton Therapeutics, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2004 Amendment No. 3, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Henry Fong, President & Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

/s/ Henry Fong
Henry Fong
Principal Executive Officer and Principal Financial Officer
December 20, 2006

A signed original of this written statement required by Section 906 has been provided to Inhibiton Therapeutics, Inc. and subsidiaries and will be retained by Inhibiton Therapeutics, Inc. and subsidiaries and furnished to the Securities and Exchange Commission or its staff upon request.